CONSENT OF INDEPENDENT ACCOUNTANT

We consent to the incorporation by reference in the Registration Statement of SFX Broadcasting, Inc. (No. 333-06553) on Form S-4 for our report dated March 9, 1996, on our audits of the combined financial statements of HMW Communications, Inc. - Selected Operations as of December 31, 1995 and 1994,
 and for the year ended December 31, 1995, and various periods from January 6, 1994 to December 31, 1994, all of which have been included in SFX Broadcasting, Inc.'s current report on Form 8-K dated May 9, 1996. We also consent to the reference to our firm under the caption "Experts."




/s/ Coopers & Lybrand L.L.P
    Coopers & Lybrand L.L.P



Raleigh, North Carolina
July 10, 1996








                        CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of SFX Broadcasting, Inc. on Form S-4 (file no. 333-06553) of our report dated March 13, 1996, except as to Note 14 for which the date is March 26, 1996, on our audits of the consolidated financial statements of Liberty Bro adcasting, Inc., as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and for the nine months ended December 31, 1993, which report is included in SFX Broadcasting, Inc.'s current report on Form 8-K dated May 9, 1996. We also consent to the reference to our firm under t he caption "Experts."




/s/ Coopers & Lybrand L.L.P
    Coopers & Lybrand L.L.P

2400 Eleven Penn Center
Philadelphia, Pennsylvania

July 12, 1996